Exhibit 4.2

[Face of Note]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP: [              ]

ISIN: [            ]

8.875% Senior Secured Second Lien Notes due 2017

No.	$

NEXSTAR BROADCASTING, INC.

MISSION BROADCASTING, INC.

each, jointly and severally, promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                                      United States Dollars] on April 15, 2017.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Dated:             ,

NEXSTAR BROADCASTING, INC.

By:
Name:
Title:

By:
Name:
Title:

MISSION BROADCASTING, INC.

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

Dated: ,

[Back of Note]

8.875% Senior Secured Second Lien Notes due 2017

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Nexstar Broadcasting, Inc., a Delaware corporation (“Nexstar”), and Mission Broadcasting, Inc., a Delaware corporation (“Mission” and, together with Nexstar, the “Issuers”), jointly and severally promise to pay interest on the principal amount of this Note on each Interest Payment Date (as defined below) until the principal hereof shall have become due and payable, at the rate of 8.875% per annum. The Issuers shall pay interest on this Note from April 19, 2010 until maturity, or until this Note is no longer outstanding, and shall pay the Additional Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuers shall pay interest and Additional Interest, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), provided, however that the first Interest Payment Date shall be October 15, 2010. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuers will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and Additional Interest, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of and interest on this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

(4) INDENTURE. The Issuers issued the Notes under an Indenture, dated as of April 19, 2010 (the “Indenture”), among the Issuers, the Guarantor named therein, the Trustee and the Collateral Agent. This Note is one of a duly authorized issue of notes of the Issuers designated as their 8.875% Senior Secured Second Lien Notes due 2017, initially issued in the aggregate principal amount of $325,000,000. The Issuers shall be entitled to issue Additional Notes pursuant to Sections 2.02, 4.09 and 4.12 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) OPTIONAL REDEMPTION.

(a) On or after April 15, 2014, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to the applicable redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Percentage
2014	104.438%
2015	102.219%
2016 and thereafter	100.000%

(b) At any time prior to April 15, 2014, the Issuers may redeem all or a part of the Notes at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of Holders of Notes in the relevant record date to receive interest due on the relevant Interest Payment Date.

(c) At any time on or prior to April 15, 2013, the Issuers may, at their option on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 108.875% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided, that: (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers, their Subsidiaries or Mission Entities); and (ii) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(d) If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate.

(6) MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

(7) REPURCHASE AT OPTION HOLDER.

(a) If a Change of Control occurs, each Holder of Notes will have the right to require the Issuers to purchase all or any part (in integral multiples of $1,000 except that no purchase will be permitted that would result in a Note having a remaining principal amount of less than $2,000) of such Holder’s Notes pursuant to a Change of Control offer. In the Change of Control offer, the Issuers will offer to purchase all of the Notes, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (subject to the rights of Holders of Notes in the relevant record date to receive interest due on the relevant Interest Payment Date). The Change of Control offer shall be made in accordance with Section 4.16 of the Indenture.

(b) Under certain circumstances described in the Indenture, the Issuers will be required to apply the proceeds of Asset Sales to the repayment of the Notes and Pari Passu Secured Indebtedness. The offer shall be made in accordance with Section 4.10 of the Indenture

(8) NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 13 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the relevant redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

(12) DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to an Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes.

(13) AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee or an authenticating agent.

(14) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, including the right to receive Additional Interest.

(15) CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(16) GOVERNING LAW. THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Nexstar Broadcasting, Inc.

5215 N. O’Connor Blvd., Suite 1400

Irving, Texas 75039

Attention:  Corporate Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.16 of the Indenture, check the appropriate box below:

☐	Section 4.10	☐	Section 4.16

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES, INCREASES OR DECREASES OF INTERESTS IN THE GLOBAL

NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, or increases or decreases have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

*	This schedule should be included only if the Note is issued in global form.